SUB-ITEM 77Q1(a):

Amendment No. 2 to Declaration of Trust
Incorporated by reference to exhibit (a)(3) to post-effective amendment no. 120 to Registrant's registration statement filed on Form Type 485APOS on November 28, 2003 (Accession No. 0001193125-03-087422).

Amendment No. 3 to Declaration of Trust
Incorporated by reference to exhibit (a)(4) to post effective amendment no. 123 to Registrant's registration statement filed on Form Type 485BPOS on May 1, 2004 (Accession No. 0001127563-04-000068)